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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)      June 30, 2000
                                                    ----------------------------

                                   SPSS Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                       33-64732               36-2815480
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(State or Other Jurisdiction           (Commission           (I.R.S. Employer
      of Incorporation)                File Number)          Identification No.)

         233 South Wacker Drive, Chicago, Illinois                  60606
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         (Address of Principal Executive Offices)                 (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5: OTHER EVENTS

                  Marija J. Norusis v. SPSS, Inc., Case No. 98 C 3344, Circuit Court of Cook County, Illinois. Plaintiff and SPSS Inc. (the "Company") entered into a series of publishing agreements pursuant to which Plaintiff agreed to author portions of certain software manuals and statistical guides. Plaintiff alleges that the Company has published and sold certain manuals which contain Plaintiff's work and/or which Plaintiff had the right to prepare under the terms of the parties' agreements, without paying Plaintiff royalties on such sales. Plaintiff filed a complaint on April 13, 1998, and an amended complaint on April 16, 1999. In the amended complaint, Plaintiff asserts claims for a declaratory judgment, an accounting, breach of contract, quantum meruit, and violation of the Illinois Deceptive Trade Practices Act. Plaintiff seeks unspecified damages in an amount in excess of $100,000, together with prejudgment interest and attorney's fees. The Company filed an Answer to the Amended Complaint on May 28, 1999 denying all material allegations of the Amended Complaint. Discovery has closed and a trial date has been set for July 31, 2000. At present, the Plaintiff has filed motions directed at discovery and for sanctions. The Company intends to vigorously contest Plaintiff's claims.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, SPSS has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SPSS Inc.





Date: June 30, 2000                 By:    /s/ Robert Brinkmann
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                                             Robert Brinkmann
                                             Assistant Secretary and Controller